As filed with the Securities and Exchange Commission on June 21, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3248524
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

1180 Veterans Boulevard

South San Francisco, California

(Address of principal executive offices)

Rigel Pharmaceuticals, Inc. 2018 Equity Incentive Plan, as Amended

Rigel Pharmaceuticals, Inc. 2000 Employee Stock Purchase Plan, as Amended

(Full title of the plans)

Raul R. Rodriguez

President and Chief Executive Officer

Rigel Pharmaceuticals, Inc.

1180 Veterans Boulevard

South San Francisco, California 94080

(650) 624-1100

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Laura Berezin

Courtney M.W. Tygesson

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

(650) 843 5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price per Share (2)			Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock (par value $0.001 per share)
Rigel Pharmaceuticals, Inc. 2018 Equity Incentive Plan, as amended	825,000 shares	(3)		$4.14		$3,415,500.00	$372.64
Rigel Pharmaceuticals, Inc. 2000 Employee Stock Purchase Plan, as amended	5,500,000 shares	(4)		$3.52	(5)	$19,360,000.000	$2,112.18
TOTAL	6,325,000 shares		$			$22,775,500.00	$2,484.82

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall cover any additional shares of common stock (the “Common Stock”) of Rigel Pharmaceuticals, Inc. (the “Registrant”), which become issuable under the plans covered hereby by reason of any stock split, stock dividend, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock as reported on The Nasdaq Global Select Market on June 16, 2021.

(3)	Represents 825,000 shares of Common Stock reserved for future issuance under the 2018 Equity Incentive Plan, as amended (the “2018 EIP”) by reason of the amendment of the 2018 EIP approved by the Registrant’s stockholders on May 18, 2021.

(4)	Represents 5,500,000 shares of Common Stock reserved for issuance under the 2000 Employee Stock Purchase Plan (the “2000 ESPP”) by reason of the amendment of the 2018 EIP approved by the Registrant’s stockholders on May 18, 2021.
(5)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant's Common Stock as reported on The Nasdaq Global Select Market on June 16, 2021, which date is within five business days prior to the filing of this Registration Statement, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2000 ESPP.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering (i) 825,000 shares of the Registrant’s Common Stock under the Rigel Pharmaceuticals, Inc. 2018 Equity Incentive Plan, as amended (the “2018 Plan”) and (ii) 5,500,000 shares of the Registrant’s Common Stock under the 2000 Employee Stock Purchase Plan, as amended (the “ESPP,” and together with the 2018 Plan, the “Plans”).

Pursuant to General Instruction E of Form S-8, this registration statement incorporates by reference the contents of the registration statements on Form S-8 relating to the Plans filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on December 18, 2007 (File No. 333-148132), June 5, 2014 (File No. 333-196535), August 8, 2018 (File No. 333-226700), August 7, 2019 (File No. 333-233064) and August 4, 2020 (File No. 333-240371) (together, the “Prior Form S-8s”).

This Registration Statement on Form S-8 relates to securities of the same class as that to which the Prior Form S-8s relate and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Form S-8s, to the extent relating to the registration of Common Stock issuable under the Plans, are incorporated herein by reference and made part of this Registration Statement on Form S-8, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Pursuant to General Instruction E to Form S-8, the contents of the Prior Form S-8S are incorporated by reference herein.

The following documents have been filed by the Registrant with the SEC and are incorporated herein by reference:

• The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 2, 2021;

• The information specifically incorporated by reference into the Registrant’s 2020 Annual Report on Form 10-K referred to above from the Registrant’s definitive proxy statement relating to the Registrant’s 2021 annual meeting of stockholders, filed with the SEC on April 6, 2021;

• The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 5, 2021;

• The Registrant’s Current Reports on Form 8-K filed with the SEC on February 3, 2021, February 18, 2021, April 13, 2021, May 14, 2021 and May 21, 2021; and

• The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A filed with the SEC on October 3, 2000, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number
4.1(1)	Amended and Restated Certificate of Incorporation of the Company.
4.2(2)	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company.
4.3(3)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company.
4.4(4)	Amended and Restated Bylaws of the Company.
4.5(5)	Specimen Common Stock Certificate of the Company.
5.1	Opinion of Cooley LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP (contained in Exhibit 5.1 to this Registration Statement).
24.1	Power of Attorney (contained on the signature pages to this Registration Statement).
99.1(6)	Rigel Pharmaceuticals, Inc. 2018 Equity Incentive Plan, as amended.
99.2(7)	Rigel Pharmaceuticals, Inc. 2000 Employee Stock Purchase Plan, as amended.

(1) Document incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on June 24, 2003.

(2) Document incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on May 29, 2012.

(3) Document incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on May 18, 2018.

(4) Document incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on February 2, 2007.

(5) Document incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on June 24, 2003.

(6) Document incorporated by reference to the Company’s Form 10-K (No. 000-29889), filed with the Securities and Exchange Commission on August 4, 2020.

(7) Document incorporated by reference to the Company’s Form 10-Q (No. 000-29889), filed with the Securities and Exchange Commission on March 4, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on June 21, 2021.

RIGEL PHARMACEUTICALS, INC

By:	/s/ Raul R. Rodriguez
Raul R. Rodriguez
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raul R. Rodriguez and Dean Schorno, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”), and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Raul R. Rodriguez	President, Chief Executive Officer and Director	June 21, 2021
RAUL R. RODRIGUEZ	(Principal Executive Officer)
/s/ Dean Schorno	Chief Financial Officer	June 21, 2021
DEAN SCHORNO	(Principal Financial Officer)
/s/ Gary A. Lyons	Chairman of the Board of Directors	June 21, 2021
GARY A. LYONS
/s/ Bradford S. Goodwin	Director	June 21, 2021
BRADFORD S. GOODWIN
/s/ Walter H. Moos	Director	June 21, 2021
WALTER H. MOOS
/s/ Keith A. Katkin	Director	June 21, 2021
KEITH A. KATKIN
/s/ Jane Wasman	Director	June 21, 2021
JANE WASMAN
/s/ Brian L. Kotzin	Director	June 21, 2021
BRIAN L. KOTZIN
/s/ Gregg A. Lapointe	Director	June 21, 2021
GREGG A. LAPOINTE
/s/ Alison L. Hannah	Director	June 21, 2021
ALISON L. HANNAH